UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) March 22, 2006
ViewCast.com, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-29020	75-2528700

(Commission File Number)	(IRS Employer Identification No.)

17300 North Dallas Parkway, Suite 2000 Dallas, Texas	75248-1191

(Address of Principal Executive Offices)	(Zip Code)
(972) 488-7200

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     Amendment to Revolving and Term Credit Facility
     On March 22, 2006, the Company and the Ardinger Family Partnership, Ltd. amended the Revolving and Term Credit Facility (the “Credit Facility”) dated as of October 15, 2003 by and among ViewCast.com, Inc., Osprey Technologies, Inc. and Videoware, Inc. The general partner of the Ardinger Family Partnership, Ltd. is H.T. Ardinger, Jr., the Chairman of the Board of the Company and the Company’s largest stockholder.
     The amendment provides for the following:
•	The Revolving Maturity Date of the Amended and Restated Promissory Note (Revolving Credit Note) shall be changed from December 31, 2005 to June 30, 2006.

•	The Promissory Note schedule of principal payments commencement date shall be changed from November 30, 2005 to June 30, 2006,

•	The commencement of payments for Accrued Interest, as defined in the Loan and Security Agreement, shall be changed from November 30, 2005 to June 30, 2006,

•	The Term Maturity Date of the Term Loan shall be changed from December 31, 2006 to December 31, 2007, and

•	Any Mandatory Prepayment of Loans amount, as defined in the Loan and Security Agreement, shall be waived until June 30, 2006.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     See Item 1.01 “Entry into a Material Definitive Agreement –Amendment to Revolving and Term Credit Facility” above.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits
     10.1. Letter Agreement Amending Revolving and Term Credit Facility dated March 20, 2006.
* * * * *

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWCAST.COM, INC.

Date: March 23, 2006
	By:	/s/ Laurie L. Latham

Laurie L. Latham, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1.	Letter Agreement Amending Revolving and Term Credit Facility dated March 20, 2006.